EXHIBIT 23.3





The Board of Directors
US Airways, Inc.

        We consent to the use of our report dated 30 June, 1999, included in US Airways, Inc.'s Prospectus and Registration Statement on Form S-4, relating to the exchange offer of registered Pass Through Certificates, Series 1999-1C, for unregistered Pass Through Certificates, Series 1999-1C, by US Airways, Inc. and to the reference to our firm in such Prospectus and Registration Statement on Form S-4.


                                      Aircraft Information Services, Inc.


                                      By: /s/ John D. McNicol
                                         ----------------------------------
                                             Vice President
                                             Appraisals & Forecasts




20 March, 2001